PRESS RELEASE

INNOSPEC REPORTS FOURTH QUARTER AND FULL YEAR 2010 FINANCIAL RESULTS

GAAP Diluted EPS $0.98 vs. Loss of $(0.01) Excluding Special Items, Diluted EPS $1.07 vs. $0.68

Newark, Del. – February 15, 2011 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the fourth quarter and full year ended December 31, 2010.

Total net sales for the fourth quarter were $177.3 million, an 8% increase from $164.2 million in the corresponding period last year. Net income was $24.3 million, or $0.98 per diluted share, compared with a net loss of ($0.3) million, or ($0.01) per share, a year ago. EBITDA (earnings before interest, taxes, depreciation, amortization and impairment) for the quarter was $21.6 million, up significantly from $6.1 million a year ago.

Results for the fourth quarter include several special items, which are summarized in the table below. For the fourth quarter of 2010, these items had a combined negative impact on net income of $2.1 million, or $0.09 per diluted share; a year ago, similar items reduced net income by $17.3 million, or $0.69 per diluted share. Excluding these items from both periods, diluted earnings per share for the fourth quarter of 2010 were $1.07, a 57% increase from $0.68 a year ago.

EBITDA and net income excluding special items, and related per share amounts, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended Dec. 31, 2010		Quarter ended Dec. 31, 2009

	After-tax	Per diluted	After-tax	Per diluted
	(in millions)	share	(in millions)	share

Net income/(loss)	$24.3	$0.98	$(0.3)	$ (0.01)

Adjustment of income tax provisions	(3.0)	(0.12)	(2.3)	(0.09)
Civil complaint legal and professional expenses	2.9	0.12	-	-
Foreign exchange gains	(2.1)	(0.08)	(2.5)	(0.10)
Pension charge	2.1	0.08	1.3	0.05
Retention bonuses	2.0	0.08	-	-
Restructuring charge	0.2	0.01	0.8	0.03
OFFP/FCPA settlement accrual	-	-	21.9	0.88
Prior years’ United Kingdom sales tax settlement	-	-	(1.9)	(0.08)

	2.1	0.09	17.3	0.69

Net income excluding special items	$26.4	$1.07	$17.0	$ 0.68

“Our core Fuel Specialties and Active Chemicals businesses both delivered strong revenue and unit volume growth in the fourth quarter, despite significant headwinds in December from adverse weather conditions causing production delays at our manufacturing plants in both the U.S. and Europe,” said Patrick Williams, President and Chief Executive Officer. “Margin pressure in Fuel Specialties – reflecting sharp increases in raw material costs – was largely offset by record profits in Active Chemicals. Under the circumstances, we are very pleased to report a 57% increase for the quarter in earnings per share excluding special items.”

For the full year, total revenues of $683.2 million were up 14% from $598.5 million in 2009. Net income for 2010 was $73.7 million, or $2.97 per diluted share, compared with $6.4 million, or $0.26 per diluted share, a year ago. EBITDA for the year was $91.5 million, compared with $42.9 million in 2009. Special items reduced net income for the year by $8.7 million, or $0.35 per diluted share; in 2009, similar items reduced net income by $48.6 million, or $1.96 per diluted share. Excluding these items from both periods, diluted earnings per share for the year were $3.32, a 50% increase from $2.22 in 2009.

	Year ended Dec. 31, 2010		Year ended Dec. 31, 2009

	After-tax	Per diluted	After-tax	Per diluted
	(in millions)	share	(in millions)	share

Net income	$73.7	$2.97	$6.4	$0.26

Adjustment of income tax provisions	(12.2)	(0.49)	(2.3)	(0.09)
Pension charge	9.6	0.39	5.0	0.20
Restructuring charge	7.8	0.31	2.2	0.09
Civil complaint legal and professional expenses	3.7	0.15	-	-
OFFP/FCPA legal and professional expenses	3.5	0.14	10.0	0.40
OFFP/FCPA settlement accrual	(3.0)	(0.12)	40.2	1.63
Foreign exchange gains	(2.7)	(0.11)	(2.7)	(0.11)
Retention bonuses	2.0	0.08	-	-
Gain on stock options forfeited	-	-	(1.9)	(0.08)
Prior years’ United Kingdom sales tax settlement	-	-	(1.9)	(0.08)

	8.7	0.35	48.6	1.96

Net income excluding special items	$82.4	$3.32	$55.0	$2.22

Net sales in Fuel Specialties for the quarter were $127.2 million, a 9% increase from $117.0 million in last year’s fourth quarter. By region, sales rose 15% in the Americas and 9% in the Asia-Pacific region, but were flat in the Europe, Middle East and Africa (EMEA) region. The segment’s gross margin for the quarter was 30.9%, compared with 36.0% a year ago, and its operating income was $19.7 million, down 18%. For the full year, the segment’s sales were up 8%, to $458.1 million, and operating income declined 5% to $77.6 million.

In Active Chemicals, net sales for the quarter were $39.0 million, up 20% from a year ago. By region, sales increased 35% in the Americas, 10% in the EMEA region, and 12% in the Asia-Pacific region. The segment’s gross margin for the quarter was 23.8%, compared with 18.5% a year ago, and operating income of $4.7 million was up sharply from $1.1 million in last year’s fourth quarter. Sales for the full year increased 17%, to $152.7 million, and operating income of $16.7 million was almost double the $8.8 million reported in 2009.

Octane Additives’ net sales for the quarter were $11.1 million, down 24% from $14.7 million a year ago. Its gross margin for the quarter was 56.8%, compared with 20.4% a year ago. The segment’s operating income for the quarter was $1.1 million, compared with a $20.7 million operating loss in last year’s fourth quarter (which included a $21.9 million settlement accrual related to the United Nations Oil for Food Program and FCPA investigations). For the year, Octane Additives’ sales were $72.4 million, up 59%, and its operating income was $25.8 million, compared with a $44.8 million operating loss in 2009 (after $53.1 million in charges and investigation expenses).

Corporate costs for the quarter were $7.1 million, including $1.4 million in retention bonuses, compared with $3.1 million a year ago (which included a $2.5 million benefit from a United Kingdom sales tax settlement). Innospec also incurred a $2.4 million pre-tax non-cash charge related to its pension plan, compared with a $1.7 million charge a year ago. Excluding the impact of the OFFP/FCPA settlement accrual and the adjustment of income tax provisions, the full year effective tax rate was 13.6%, compared to 24.3% in 2009.

During 2010, the Company made excellent progress in reducing future liabilities related to its United Kingdom defined benefit pension plan. The initiatives included closure of the plan to future service accrual and other management actions that reduced projections of the long-term liability; the plan also benefited from improved investment returns. As a result, the pension liability on the Company’s balance sheet was $11.7 million as of December 31, 2010, down sharply from $124.2 million a year ago. In addition, Innospec expects its quarterly charges related to the pension plan to decline significantly in 2011.

Net cash generated from operations was $15.8 million for the quarter, driven primarily by strong operating income. At year-end, Innospec had $111.3 million in cash and cash equivalents, $64.3 million more than its total debt of $47.0 million. The Company repurchased 125,645 Innospec shares during the quarter under its Rule 10b5-1 repurchase plan, for approximately $2.5 million.

Mr. Williams concluded, “On balance, 2010 was a very successful year for Innospec. We achieved a 50% increase in earnings per share excluding special items and improved our net cash position by approximately $47 million. Our ongoing businesses in Fuel Specialties and Active Chemicals made good strategic progress and are well-positioned to drive continued organic growth, and we clearly have the financial flexibility and resources to consider potential acquisitions to supplement our growth strategy.”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise EBITDA and net income excluding special items, and related per share amounts. EBITDA is net income per our consolidated financial statements adjusted for the exclusion of charges for interest expense (net), income taxes, depreciation, amortization and impairment of Octane Additives business goodwill. Net income excluding special items is net income per our consolidated financial statements adjusted for the exclusion of adjustment of income tax provisions, pension charge, restructuring charge, civil complaint legal and professional expenses, OFFP/FCPA legal and professional expenses, OFFP/FCPA settlement accrual, foreign exchange gains, retention bonuses, gain on stock options forfeited and prior years’ United Kingdom sales tax settlement. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company’s operations. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly-titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 850 employees in 20 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Active Chemicals business provides effective technology-based solutions for our customers’ processes or products focused in the Personal Care; Household, Industrial & Institutional; and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects”, “anticipates”, “may”, “believes” or similar words or expressions), for example, which relate to operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, any of the Company’s guidance in respect of sales, gross margins, pension liabilities and charges, net income, growth potential and other measures of financial performance). Although forward-looking statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on such statements because they are subject to certain risks, uncertainties and assumptions, including in respect of the general business environment, regulatory actions or changes. If the risks or uncertainties materialize or assumptions prove incorrect or change, our actual performance or results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Additional information regarding risks, uncertainties and assumptions relating to the Company and affecting our business operations and prospects are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other reports filed with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, including specifically those under the heading "Risk Factors”. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Brian Watt Innospec Inc. +44-151-356-6241 Brian.Watt@innospecinc.com Tom Pratt RF|Binder Partners +1-212-994-7563 Tom.Pratt@RFBinder.com

					Schedule 1

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

		Three Months Ended		Twelve Months Ended
		December 31		December 31

		2010	2009	2010	2009
(in millions, except share and per share data)

Net sales		$177.3	$164.2	$683.2	$598.5
Cost of goods sold		(122.4)	(113.1)	(466.0)	(409.2)

Gross profit		54.9	51.1	217.2	189.3

Selling, general and administrative		(33.1)	(45.2)	(111.9)	(142.5)
Research and development		(4.6)	(5.0)	(17.6)	(16.4)
Restructuring charge		(0.2)	(1.1)	(8.7)	(2.8)
Amortization of intangible assets		(1.2)	(1.2)	(4.7)	(4.7)
Impairment of Octane Additives business goodwill		(0.5)	(0.5)	(2.2)	(2.2)
(Loss)/profit on disposal, net		(0.1)	-	0.1	-

		(39.7)	(53.0)	(145.0)	(168.6)

Operating income/(loss)		15.2	(1.9)	72.2	20.7
Other net income		2.4	3.3	3.1	3.6
Interest expense (net)		(1.1)	(1.3)	(4.6)	(6.0)

Income before income taxes		16.5	0.1	70.7	18.3
Income taxes		7.8	(0.4)	3.0	(11.9)

Net income/(loss)		$24.3	$(0.3)	$73.7	$6.4

Earnings/(loss) per share	Basic	$1.02	$(0.01)	$3.10	$0.27
	Diluted	$0.98	$(0.01)	$2.97	$0.26

Weighted average shares	Basic	23,755	23,664	23,756	23,642
outstanding (in thousands)	Diluted	24,754	23,664	24,814	24,714

				Schedule 2A
INNOSPEC INC. AND SUBSIDIARIES
SEGMENTAL ANALYSIS

ANALYSIS OF BUSINESS UNIT RESULTS
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in millions)	2010	2009	2010	2009

Net sales
Fuel Specialties	$127.2	$117.0	$458.1	$422.7
Active Chemicals	39.0	32.5	152.7	130.2
Octane Additives	11.1	14.7	72.4	45.6

	177.3	164.2	683.2	598.5

Gross profit
Fuel Specialties	39.3	42.1	147.1	147.2
Active Chemicals	9.3	6.0	34.1	26.8
Octane Additives	6.3	3.0	36.0	15.3

	54.9	51.1	217.2	189.3

Operating income/(loss)
Fuel Specialties	19.7	24.1	77.6	81.4
Active Chemicals	4.7	1.1	16.7	8.8
Octane Additives	1.1	(20.7)	25.8	(44.8)
Pension charge	(2.4)	(1.7)	(10.8)	(6.4)
Corporate costs	(7.1)	(3.1)	(26.3)	(13.3)

	16.0	(0.3)	83.0	25.7

Restructuring charge	(0.2)	(1.1)	(8.7)	(2.8)
Impairment of Octane Additives business goodwill	(0.5)	(0.5)	(2.2)	(2.2)
(Loss)/profit on disposal, net	(0.1)	-	0.1	-

Total operating income/(loss)	$15.2	$(1.9)	$72.2	$20.7

				Schedule 2B

NON-GAAP MEASURES
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2010	2009	2010	2009
(in millions)

Net income/(loss)	$24.3	$(0.3)	$73.7	$6.4
Interest expense (net)	1.1	1.3	4.6	6.0
Income taxes	(7.8)	0.4	(3.0)	11.9
Depreciation and amortization	3.5	4.2	14.0	16.4
Impairment of Octane Additives business goodwill	0.5	0.5	2.2	2.2

EBITDA	21.6	6.1	91.5	42.9

Fuel Specialties	20.8	25.6	82.2	86.3
Active Chemicals	6.2	2.7	22.7	15.2
Octane Additives	1.6	(20.1)	27.7	(41.9)
Pension charge	(2.4)	(1.7)	(10.8)	(6.4)
Corporate costs	(6.7)	(2.6)	(24.8)	(11.1)

	19.5	3.9	97.0	42.1
Restructuring charge	(0.2)	(1.1)	(8.7)	(2.8)
(Loss)/profit on disposal, net	(0.1)	-	0.1	-
Other net income	2.4	3.3	3.1	3.6

EBITDA	$21.6	$6.1	$91.5	$42.9

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31		December 31
	2010		2009

		(in millions)
Assets
Current assets
Cash and cash equivalents	$111.3		$68.6
Accounts receivable (less allowance	84.2		89.8
of $2.1 and $2.3, respectively)
Inventories	122.3		120.6
Prepaid expenses	4.1		3.9

Total current assets	321.9		282.9

Property, plant and equipment	48.7		50.6
Goodwill – Octane Additives	4.6		6.8
Goodwill – Other	139.0		139.2
Intangible assets	19.0		23.7
Deferred finance costs	0.5		1.9
Deferred income taxes	12.7		36.9
Other non-current assets	1.9		1.1

Total assets	$548.3		$543.1

Liabilities and Stockholders’ Equity
Accounts payable	$45.9		$50.2
Current portion of accrued liabilities	85.7		104.4
Accrued income taxes	6.1		6.3
Short-term borrowing	15.0		10.0
Current portion of plant closure provisions	3.9		3.9
Current portion of unrecognized tax benefits	2.2		5.0
Current portion of deferred income	0.1		0.1

Total current liabilities	158.9		179.9

Accrued liabilities, net of current portion	13.6		-
Long-term debt, net of current portion	32.0		41.0
Plant closure provisions, net of current portion	23.6		24.5
Unrecognized tax benefits, net of current portion	6.4		14.4
Pension liability	11.7		124.2
Other non-current liabilities	0.5		0.7
Deferred income, net of current portion	0.9		0.8
Total stockholders’ equity	300.7		157.6

Total liabilities and stockholders’ equity	$548.3		$543.1

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
		December 31
	2010		2009
		(in millions)

Cash Flows from Operating Activities

Net income	$73.7		$6.4
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	15.4		18.4
Impairment of Octane Additives business goodwill	2.2		2.2
Deferred income taxes	(14.9)		(2.4)
(Profit)/loss on disposal of property, plant and equipment	(0.1)		-
Changes in working capital	(9.2)		73.7
Excess tax benefit from stock based payment arrangements	-		(0.1)
Income taxes and other current liabilities	(0.1)		16.5
Movement on plant closure provisions	(0.8)		1.5
Movement on pension liability	3.4		0.2
Stock option compensation	0.8		1.5
Movements on other non-current assets and liabilities	(12.2)		(30.5)

Net cash provided by operating activities	58.2		87.4

Cash Flows from Investing Activities

Capital expenditures	(8.8)		(7.2)
Proceeds on disposal of property, plant and equipment	0.2		-

Net cash (used in) investing activities	(8.6)		(7.2)

Cash Flows from Financing Activities

Net receipt/(repayment) of revolving credit facility	6.0		(17.0)
Repayment of term loan	(10.0)		(55.0)
Receipt of term loan	-		50.0
Refinancing costs	-		(3.7)
Excess tax benefit from stock based payment arrangements	-		0.1
Dividend paid	-		(1.2)
Issue of treasury stock	0.2		0.2
Repurchase of common stock	(2.7)		-

Net cash (used in) financing activities	(6.5)		(26.6)
Effect of exchange rate changes on cash	(0.4)		1.1

Net change in cash and cash equivalents	42.7		54.7
Cash and cash equivalents at beginning of year	68.6		13.9

Cash and cash equivalents at end of year	$111.3		$68.6

Amortization of deferred finance costs of $1.4 million (2009 - $2.0 million) are included in depreciation and amortization in the cash flow statement but in interest in the income statement.